UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                July 24, 2008

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On July 24, 2008 TriCo Bancshares announced its quarterly earnings for the period ended June 30, 2008. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated July 24, 2008


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  July 24, 2008               By: /s/ Richard P. Smith
                                   --------------------------------
                                   Richard P. Smith, President and
                                   Chief Executive Officer


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                -------------------------------------

    99.1                   Press release dated July 24, 2008

PRESS RELEASE                                     Contact:   Richard P. Smith
For Immediate Release                             President & CEO (530) 898-0300

                 TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif. - (July 24, 2008) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $2,274,000 for the quarter ended June 30, 2008. This represents a 66.3% decrease when compared with earnings of $6,755,000 for the quarter ended June 30, 2007. Diluted earnings per share for the quarter ended June 30, 2008 decreased 65.8% to $0.14 from $0.41 for the quarter ended June 30, 2007. The decrease in earnings from the prior year quarter was primarily due to the Company's decision to increase by $8,300,000 the provision for loan losses to $8,800,000 and a $476,000 increase in the provision for credit losses on unfunded commitments to $550,000 for the quarter ended June 30, 2008.

Total assets of the Company increased $93,463,000 (5.0%) to $1,980,490,000 at June 30, 2008 from $1,887,027,000 at June 30, 2007. Total loans of the Company increased $35,696,000 (2.4%) to $1,543,324,000 at June 30, 2008 from
$1,507,628,000 at June 30, 2007. Total deposits of the Company increased $174,000 (0.01%) to $1,511,053,000 at June 30, 2008 from $1,510,879,000 at June
30, 2007. Diluted earnings per share for the six months ended June 30, 2008 and 2007 were $0.39 and $0.80, respectively, on earnings of $6,322,000 and $13,199,000, respectively.

Net interest income (FTE) during the second quarter of 2008 increased $721,000 (3.2%) from the same period in 2007 to $23,029,000. The increase in net interest income (FTE) was due to a $120,602,000 (7.1%) increase in average balances of interest-earning assets to $1,819,222,000 that was partially offset by a 0.19% decrease in net interest margin (FTE) to 5.06% from the second quarter of 2007.

The Company provided $8,800,000 for loan losses in the second quarter of 2008 versus $500,000 in the second quarter of 2007. In the second quarter of 2008, the Company recorded $3,902,000 of net loan charge-offs versus $396,000 of net loan charge-offs in the second quarter of 2007. During the second quarter of 2008, the Company re-appraised all of its larger residential development projects. As a result of this effort, the Company charged-off $1,007,000 on a twenty-eight unit residential condominium project and $640,000 on a twenty-seven lot residential construction project. In addition, net charge-offs of $950,000 on home equity lines and loans and $554,000 on auto indirect loans were taken during the second quarter of 2008. During the second quarter of 2008, the Company also increased its allowance for loan losses by $4,898,000 from the first quarter of 2008 with such additional reserves allocated primarily to consumer loans, residential real estate and construction lending.

At June 30, 2008, the sum of the Company's allowance for loan losses of $24,281,000 and the reserve for unfunded commitments of $3,465,000 represented 187% of non-performing loans net of government agency guarantees. Non-performing loans, defined as non-accruing loans and accruing loans delinquent 90 days or more, net of government guarantees at June 30, 2008 increased $4,958,000 (50.3%) to $14,808,000 from $9,850,000 at March 31, 2008.

Noninterest income for the second quarter of 2008 increased $251,000 (3.6%) from the second quarter of 2007, mainly due to a $241,000 increase in value of mortgage servicing rights to a positive $168,000 from a negative $73,000 for the second quarter of 2007. Also contributing to this increase in noninterest income was a $105,000 (2.7%) increase in service charges on deposit accounts to $3,963,000 and a $122,000 (11.7%) increase in ATM fees and interchange to $1,168,000. The increases in service charges on deposit accounts and ATM fees and interchange revenue were primarily due to increased number of customers. The improvement in change in value of mortgage servicing rights was primarily due to a slowdown in refinance activity which extends the estimated life of existing mortgages and enhances the value of the related mortgage servicing rights. The following table summarizes the components of noninterest income for the quarters ended June 30, 2008 and 2007 (dollars in thousands).


                                                        Three months ended
                                                              June 30,
                                                       ----------------------
                                                        2008             2007
                                                       ----------------------

     Service charges on deposit accounts                $3,963         $3,858
     ATM fees and interchange revenue                    1,168          1,046
     Other service fees                                    527            544
     Change in value of mortgage servicing rights          168            (73)
     Gain on sale of loans                                 316            279
     Commissions on sale of
       nondeposit investment products                      525            550
     Increase in cash value of life insurance              360            405
     Other noninterest income                              253            420
                                                       -----------------------
     Total noninterest income                           $7,280         $7,029
                                                       =======================

Noninterest expense for the second quarter of 2008 increased $401,000 (2.3%) compared to the second quarter of 2007. Salaries and benefits expense increased $26,000 (0.3%) in the second quarter of 2008 compared to $9,645,000 in the second quarter of 2007, mainly due to annual salary increases and increased benefit costs that were substantially offset by reduced incentive compensation. Other noninterest expense increased $375,000 (4.8%) in the second quarter of 2008 primarily due to a $476,000 increase in provision for credit losses on unfunded commitments. The following table summarizes the components of noninterest expense for the quarters ended June 30, 2008 and 2007 (dollars in thousands).

                                                        Three months ended
                                                              June 30,
                                                        ---------------------
                                                         2008            2007
     Base salaries, net of
        deferred loan origination costs                 $6,316        $5,940
     Incentive compensation                                830         1,281
     Benefits and other compensation costs               2,499         2,398
                                                        ---------------------
        Total salaries and benefits expense              9,645         9,619
                                                        =====================
     Occupancy                                           1,228         1,178
     Equipment                                             998         1,072
     Telecommunications                                    630           419
     Data processing and software                          596           499
     Provisions for losses - unfunded commitments          550            74
     ATM network charges                                   529           498
     Professional fees                                     509           462
     Advertising and marketing                             434           600
     Courier service                                       275           284
     Postage                                               216           203
     Intangible amortization                               133           122
     Operational losses                                     92           125
     Assessments                                            83            84
     Other                                               1,926         2,204
                                                       ----------------------
     Total other noninterest expense                     8,199         7,824
                                                       ----------------------
     Total noninterest expense                         $17,844       $17,443
                                                       ======================
     Average full time equivalent staff                    626           630
     Noninterest expense to revenue (FTE)                58.87%       59.46%


As of June 30, 2008, the Company had repurchased 166,600 shares of its common stock under its stock repurchase plan announced on August 21, 2007, which left 333,400 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "Due to the continued economic uncertainty in California, during the second quarter of 2008 we remained focused upon building our loan loss reserves to position ourselves in managing through this difficult economic cycle. Since the beginning of the year our allowance for losses to total loans has increased from 1.25% to 1.80% at June 30, 2008. Although this has lowered our earnings per share, we believe that operating with higher loan loss reserves combined with our strong capital position best serves the interest of our shareholders and customers in the long term. Our net interest income and noninterest income have remained strong during the second quarter of 2008 and exceeded the levels during the second quarter of 2007. We continue to add new bank customers as we execute our core business strategies."

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2007. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 33-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.


                                    TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                 (Unaudited. Dollars in thousands, except share data)
                                                 Three months ended
                                           -----------------------------------------------------------------------------
                                                  June 30,       March 31,     December 31,   September 30,     June 30,
                                                    2008            2008           2007           2007           2007
                                           -----------------------------------------------------------------------------
Statemet of Income Data
Interest income                                    $30,332        $31,130        $32,179        $32,442         $31,986
Interest expense                                     7,471          9,765         10,869         10,602           9,895
Net interest income                                 22,861         21,365         21,310         21,840          22,091
Provision for loan losses                            8,800          4,100          1,350            700             500
Noninterest income:
      Service charges and fees                       5,826          5,128          5,546          5,218           5,375
      Other income                                   1,454          1,722          1,568          1,629           1,654
Total noninterest income                             7,280          6,850          7,114          6,847           7,029
Noninterest expense:
      Base salaries net of deferred
          loan origination costs                     6,316          6,333          6,504          6,142           5,940
      Incentive compensation expense                   830            560            873            452           1,281
      Employee benefits and other
         compensation expense                        2,499          2,587          2,353          2,381           2,398
         Total salaries and benefits expense         9,645          9,480          9,730          8,975           9,619
      Intangible amortization                          133            122            122            122             122
      Provision for losses -
       unfunded commitments                            550            825             50              -              74
      Other expense                                  7,516          7,146          7,849          7,655           7,628
Total noninterest expense                           17,844         17,573         17,751         16,752          17,443
Income before taxes                                  3,497          6,542          9,323         11,235          11,177
Net income                                          $2,274         $4,048         $5,701         $6,793          $6,755
Share Data
Basic earnings per share                             $0.14          $0.26          $0.36          $0.43           $0.42
Diluted earnings per share                            0.14           0.25           0.35           0.42            0.41
Book value per common share                          11.86          12.02          11.87          11.50           11.22
Tangible book value per common share                $10.81         $10.97         $10.82         $10.44          $10.16
Shares outstanding                              15,744,881     15,744,950     15,911,550     15,891,300      15,917,291
Weighted average shares                         15,744,881     15,842,085     15,908,151     15,889,061      15,916,313
Weighted average diluted shares                 15,953,288     16,081,722     16,265,571     16,310,631      16,463,389
Credit Quality
Non-performing loans, net of
       government agency guarantees                $14,808         $9,850         $7,511         $7,507         $13,360
Other real estate owned                              1,178            836            187            187             187
Loans charged-off                                    4,176          2,385          1,425            843             751
Loans recovered                                       $274           $337           $267           $283            $355
Allowance for losses to total loans(1)               1.80%          1.44%          1.25%          1.25%           1.26%
Allowance for losses to NPLs(1)                       187%           226%           259%           255%            143%
Allowance for losses to NPAs(1)                       174%           209%           252%           249%            141%
Selected Financial Ratios
Return on average total assets                       0.46%          0.81%          1.17%          1.44%           1.44%
Return on average equity                             4.74%          8.37%         12.08%         14.92%          15.11%
Average yield on loans                               6.99%          7.22%          7.64%          7.93%           7.93%
Average yield on interest-earning assets             6.71%          6.80%          7.29%          7.58%           7.58%
Average rate on interest-bearing liabilities         2.11%          2.78%          3.16%          3.18%           3.02%
Net interest margin (fully tax-equivalent)           5.06%          4.74%          4.85%          5.12%           5.25%
Total risk based capital ratio                       12.3%          12.1%          11.9%          11.7%           11.8%
Tier 1 Capital ratio                                 11.0%          10.9%          10.9%          10.7%           10.8%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.

                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                             (Unaudited. Dollars in thousands)
                                                   Three months ended
                                             --------------------------------------------------------------------------------
                                                   June 30,       March 31,     December 31,    September 30,     June 30,
                                                    2008           2008            2007            2007             2007
                                             --------------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                             $76,658         $74,713         $88,798         $70,791         $93,636
Federal funds sold                                        -               -               -             488           1,715
Securities, available-for-sale                      253,129         272,276         232,427         239,242         175,891
Federal Home Loan Bank Stock                          9,010           8,885           8,766           8,652           8,543
Loans
      Commercial loans                              178,104         157,832         164,815         165,559         159,822
      Consumer loans                                518,200         525,065         535,819         542,875         526,575
      Real estate mortgage loans                    751,651         729,704         716,013         697,670         687,744
      Real estate construction loans                 95,369         135,343         135,319         128,972         133,487
Total loans, gross                                1,543,324       1,547,944       1,551,966       1,535,076       1,507,628
Allowance for loan losses                           (24,281)        (19,383)        (17,331)        (17,139)        (16,999)
Premises and equipment                               19,580          20,069          20,492          20,804          20,891
Cash value of life insurance                         45,701          45,341          44,981          44,751          44,346
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                       920           1,053           1,176           1,298           1,421
Other assets                                         40,930          32,933          33,827          34,041          34,436
Total assets                                      1,980,490       1,999,350       1,980,621       1,953,523       1,887,027
Deposits
      Noninterest-bearing demand deposits           347,336         358,684         378,680         345,467         366,321
      Interest-bearing demand deposits              215,530         216,478         216,952         214,726         226,591
      Savings deposits                              382,918         398,763         383,226         386,866         387,422
      Time certificates                             565,269         554,550         566,365         585,083         530,545
Total deposits                                    1,511,053       1,528,475       1,545,223       1,532,142       1,510,879
Federal funds purchased                             123,750         102,300          56,000          66,000          80,500
Reserve for unfunded commitments                      3,465           2,915           2,090           2,040           2,040
Other liabilities                                    29,250          31,355          31,066          29,382          28,878
Other borrowings                                     85,048         103,767         116,126          99,996          44,892
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,793,804       1,810,050       1,791,743       1,770,798       1,708,427
Total shareholders' equity                          186,686         189,300         188,878         182,725         178,600
Accumulated other
      comprehensive gain (loss)                      (2,980)             25          (1,552)         (3,628)         (4,779)
Average loans                                     1,546,257       1,535,357       1,530,729       1,517,419       1,506,913
Average interest-earning assets                   1,819,222       1,817,212       1,776,770       1,721,547       1,698,620
Average total assets                              1,986,674       1,988,666       1,949,096       1,891,992       1,871,260
Average deposits                                  1,507,252       1,511,604       1,545,369       1,499,793       1,500,733
Average total equity                               $192,005        $193,449        $188,753        $182,080        $178,836
